Exhibit 99.1

McorpCX, Inc. Provides Corporate Update

San Francisco, CA, September 16, 2016 (Stockwatch) -- McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) today announced that Mr. Giuseppe Perone has resigned as the Company’s corporate secretary for personal reasons.

In his place the Company’s board of directors has nominated Michael Hinshaw, the Company’s President and CEO, to act as interim Secretary until such time as a suitable permanent replacement for Mr. Perone can be found.

Michael Hinshaw, stated: “We regretfully accepted Mr. Perone’s resignation as our secretary and, on behalf of the whole company, wish to thank him for his service and contribution.”

About McorpCX

Visit the Company online at http://mcorp.cx. Information on our website is not part of this press release.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Media: Denise Marshall at +1-415-526-2655, Ext. 706

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